UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 30, 2018

Esquire Financial Holdings, Inc.
(Exact name of the registrant as specified in its charter)

Maryland	001-38131	27-5107901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 100 Jericho, New York (Address of principal executive offices)	11753 (Zip Code)

(516) 535-2002
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07  Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of Esquire Financial Holdings, Inc. (the "Company") was held on May 30, 2018.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company's Proxy Statement.  Of the 7,445,723 shares outstanding and entitled to vote, 6,517,585 shares were present at the meeting in person or by proxy.  The final results of the stockholders' vote are as follows:

1.	Election of directors:
	For	Withheld	Broker Non-Votes

Janet Hill	5,333,587	394,560	789,438

Anthony Coelho	5,373,403	354,744	789,438

Richard T. Powers	5,173,337	554,810	789,438

Andrew C. Sagliocca	5,375,317	352,830	789,438

2.	The ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-votes

6,516,174	606	805	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESQUIRE FINANCIAL HOLDINGS, INC.

Dated: May 31, 2018	By: /s/ Andrew C. Sagliocca Andrew C. Sagliocca President and Chief Executive Officer